As filed with the Securities and Exchange Commission on November 19, 1996
                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM S-8/S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                            SCOPUS TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

                 CALIFORNIA                          94-3134998
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)           Identification Number)

                          1900 POWELL ST., SUITE 700
                         EMERYVILLE, CALIFORNIA 94608
                                (510) 428-0500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            1991 STOCK OPTION PLAN
                               FOUNDER'S OPTIONS

                           (Full title of the plans)
                           -------------------------
                                MICHELE AXELSON
                            CHIEF FINANCIAL OFFICER
                            SCOPUS TECHNOLOGY, INC.
                          1900 POWELL ST., SUITE 700
                         EMERYVILLE, CALIFORNIA 94608
                                (510) 428-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------
                                   Copy to:

                            HOWARD S. ZEPRUN, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
          Title of Securities               |  Amount to be | Proposed Maximum  |  Proposed Maximum  |  Amount of
            to be Registered                |   Registered  |  Offering Price   | Aggregate Offering | Registration
                                            |               |     Per Share     |       Price        |     Fee
--------------------------------------------+---------------+-------------------+--------------------+-------------
                                            |               |                   |                    |
Common Stock, $0.001 par value              |               |                   |                    |
--------------------------------------------+---------------+-------------------+--------------------+-------------
-  1991 Stock Option Plan (the "1991 Plan") |    500,000    |     $37.44 (1)    |     $18,720,000    |   $5,672.73
--------------------------------------------+---------------+-------------------+--------------------+-------------
-  Founder's Options                        |     30,000    |     $0.816        |     $ 24,480.00    |   $    7.42
--------------------------------------------+---------------+-------------------+--------------------+-------------
      Total                                 |    530,000    |                   |     $18,744,480    |   $ 5680.15
===================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 500,000 shares reserved for issuance under the 1991 Stock Option Plan has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on November 13, 1996.

                            SCOPUS TECHNOLOGY, INC.

                                 30,000 Shares

                                 Common Stock
                          --------------------------

     This Prospectus relates to 30,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of Scopus Technology, Inc. (the "Company"), which may be offered from time to time by certain Selling Shareholders named herein (the "Selling Shareholders") for their respective own benefit. Such shares may be sold by the respective Selling Shareholders pursuant to certain options ("Founder's Options") previously granted by the respective Selling Shareholders to employees of and/or consultants to the Company. The Company will receive no part of the proceeds from sales made by Selling Shareholders hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.


     The Selling Shareholders may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


     The Common Stock of the Company is traded in the over-the-counter market. On November 13 , 1996, the closing price of the Company's Common Stock, as reported by NASDAQ's National Market System in The Wall Street Journal, was $38-1/4 (NASDAQ Symbol: SCOP).

     SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF
CERTAIN RISK FACTORS APPLICABLE TO ANY PURCHASE OF SHARES HEREUNDER.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            -----------------------

                The date of this Prospectus is November 18, 1996

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Company's Chief Financial Officer at 1900 Powell Street, Suite 700, Emeryville, CA 94608. The Company's telephone number at that location is (510) 428-0500.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 7 World Trade Center, Suite 1300, New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding restraints that file electronically with the commission. The address of the site is http://www.sec.gov.



                       --------------------------------

                               TABLE OF CONTENTS

                                                                        Page
The Company...........................................................     3
Risk Factors..........................................................     3
Selling Shareholders..................................................     5
Plan of Distribution..................................................     6
Indemnification of Officers and Directors.............................     7
Information Incorporated by Reference.................................     7

                       --------------------------------

     This Prospectus contains information concerning Scopus Technology, Inc. and sales of its Common Stock by the Selling Shareholders, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933. The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                  THE COMPANY

     Scopus Technology, Inc. ("Scopus" or the "Company") is a leading provider of client/server software solutions for the customer information management market. The Company's applications, Scopus SupportTEAM, Scopus QualityTEAM, Scopus SalesTEAM and Scopus ServiceTEAM automate external customer support and internal help desk support, the product design change process and sales and marketing activities. Scopus applications are designed to enable organizations to build a knowledgebase of customer information that can be accessed and used by individuals throughout the enterprise to improve customer support and satisfaction. The Company's products are based on a modular, open architecture and support a variety of client computing platforms, industry standard relational databases and server operating systems. Scopus products offer customers a unique combination of built-in functionality, customizability, adaptability and scalability. The Company also offers consulting, training and post-sale maintenance and support services to facilitate the installation and use of the Company's products.

     Scopus Technology, Inc. was incorporated in California in March 1991. Its principal executive offices are located at 1900 Powell Street, Suite 700, Emeryville, CA 94608, and its telephone number at that address is (510) 428-0500. The Common Stock of the Company is traded on the NASDAQ National Market System and is quoted under the symbol SCOP.



                                  RISK FACTORS



Overview. The Company's quarterly operating results have varied substantially in
--------
the past and are likely to vary substantially from quarter to quarter in the future due to a variety of factors. In particular, the Company's period-to-period operating results are significantly dependent upon the timing of the closing of large license agreements. In this regard, the purchase of the Company's products can require a significant capital investment from a potential customer which the customer generally views as a discretionary cost that can be deferred or canceled due to budgetary or other business reasons. Estimating future revenues is also difficult because the Company ships its products soon after an order is received and as such does not have a significant backlog. Thus, quarterly license revenues are heavily dependent upon orders received and shipped within the same quarter. Moreover, the Company has generally recorded 50% to 70% of its total quarterly revenues in the third month of a quarter, with a concentration of these revenues in the last half of that third month. This concentration of revenues is influenced by customer tendencies to make significant capital expenditures at the end of a fiscal quarter. The company expects these revenue patterns to continue for the foreseeable future. In addition, quarterly license revenues are also dependent on the timing of customer installations and the fulfillment of acceptance criteria. In this regard the Company has from time to time experienced delays in recognizing revenues with respect to certain orders. Despite the uncertainties in its revenue patterns, the company's operating expenses are based upon anticipated revenue levels and such expenses are incurred on an approximately ratable basis throughout the quarter. As a result, if expected revenues are deferred or otherwise not realized in a quarter for any reason, the Company's business, operating results and financial condition would be materially adversely affected.

     Variability of Operating Results; Uncertainty of Future Operating Results.
     -------------------------------------------------------------------------
As discussed earlier, the Company's revenues have in the past and may in the future vary greatly from quarter to quarter. Further, while revenues may vary, expenses are generally committed at the beginning of each quarter based on revenue expectation. Therefore, a variety of internal and external factors can impact the timing and recognition of revenues and could have a material adverse effect on operating results. In addition, while efforts to improve the gross margin of services and maintenance revenues have yielded positive results, there can be no assurances that in the future the Company will not again experience reduced margins in this area.

     Competition.  The customer information management software market is
     -----------
relatively new, intensely competitive, highly fragmented, subject to rapid change and highly sensitive to new product introductions and marketing efforts by industry participants. The Company competes with a variety of other companies depending on the target market for their products. There can be no assurance that the Company can continue to compete successfully against current or future competitors or that this competition will not materially affect the Company's operating results.

     Management of Growth.  The Company's business has continued to expand
     --------------------
rapidly. The Company will continue to be dependent upon its ability to attract, hire and retain skilled employees for whom there is considerable market competition. Further, as these new employees are hired, additional strains will be placed on the Company's management, reporting and control systems.

     Emerging Markets.  The Company's future financial performance will depend
     ----------------
in large part on the growth in demand for individual customer information management applications as well as the number of organizations adopting comprehensive customer information systems for their client/server computing environments. The market for these products is relatively new and undeveloped. If the market for these products fails to develop or develops more slowly than expected, the Company's operating results could be materially adversely affected.

     Rapid Technological Change; Dependence on Product Development.  The market
     -------------------------------------------------------------
for the Company's products is characterized by rapid technological advances and evolving industry standards. The Company is currently investing significant resources in product development and expects to continue to do so in the future. However, there can be no assurance that the Company will be successful in continuing to develop and market, on a timely and cost-effective basis, fully functional products or product enhancements that meet evolving market demands.

     Expansion of International Operations; Foreign Currency Fluctuations.  An
     --------------------------------------------------------------------
important element of the Company's strategy is to expand its international operations. Currently, less than 10% of the Company's revenues are from international operations. There is risk that the Company will be unsuccessful in expanding its international business or its international business may expand more slowly than expected. Further, international expansion will subject the Company to the greater risks inherent in international operations, such as fluctuations in foreign currency exchange rates, higher taxes and duties and the challenge of managing more global operations. Any of these risks could materially adversely impact operating results.

                              SELLING SHAREHOLDERS


     The following table shows the name and number of shares to be sold by each Selling Shareholder pursuant to this Prospectus. Mr. Aaron Omid is a co-founder of the Company and has served as the Company's Vice President, Sales since March 1991, and as Secretary since February 1992. Mr. Aaron Omid also served as President of the Company from March 1991 to October 1991, and as a director of the Company from March 1991 to October 1992.

     Mr. Ori Sasson is a co-founder of the Company and has served as the Company's Chairman of the Board since the Company's inception in March 1991.
Mr. Ori Sasson has also served as the Company's Chief Executive Officer and President since February 1994 and as Secretary from March 1991 to February 1992.

     Mr David Schwab is a co-founder of the Company and has served as the Company's Vice President, Applications from May 1995 until May 1996 when he left the Company. From March 1991 to May 1995, he served as the Company's Vice President, Sales. From October 1991 to February 1992, Mr. Schwab served as the President and Chief Operating Officer of the Company, and from November 1991 to October 1992, he served as a director of the Company.

                                                   Shares Beneficially Owned                      Shares Beneficially Owned
                                                      Prior to Offering(1)                            After Offering(1)
                                                   -------------------------       Shares to      -------------------------
             Name                                    Number       % of Class        be Sold       Number         % of Class
--------------------------------------------       ----------     ----------      ----------      ----------     ----------
Aaron Omid                                         992,500(2)       8%               15,000       842,500(2)            7%
1900 Powell St., Suite 700
Emeryville, CA 94608

Ori Sasson                                         860,000(3)       7%                5,000       855,000(3)            7%
1900 Powell St., Suite 700
Emeryville, CA 94608

David Schwab                                       655,000          5%               10,000       654,000               5%
50 Pleasant Court
Foster City, CA 94404

(1) Based on 11,916,564 total outstanding shares at September 30, 1996 and shares beneficially owned by each Selling Shareholder on such date, including shares subject to options exercisable within 60 days of such date.

(2) Includes 0 shares subject to options exercisable within 60 days of September 30, 1996.

(3) Includes 0 shares subject to options exercisable within 60 days of September 30, 1996. [Also includes 64,582 shares held by a trust as to which Mr. Sasson is trustee. Does not include 400,000 shares beneficially owned by a trust for the benefit of Mr. Sasson's children, of which he disclaims beneficial ownership.]

                              PLAN OF DISTRIBUTION


     The shares to be sold by the Selling Shareholders hereunder are subject to certain options previously preempted by the respective Selling Shareholders to certain individual employees and/or consultants of the Company in connection with their employment by the Company. Shares are to be sold hereunder upon exercise of the respective options by the respective optionees, which options may only be exercised prior to October 24, 1998. A total of three (3) individuals hold options granted by the Selling Shareholders and representing by the Shares registered hereby. Each option has an exercise price of $0.816 per share.

     There can be no assurances that the Selling Shareholders will sell any or all of the shares of Common Stock offered hereunder.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Company's Restated Articles of Incorporation require the Company to indemnify officers and directors of the Company to the maximum extent permitted by the California General Corporation Law. Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Company has entered into indemnification agreements to such effect with its officers and directors.

     Article IV of the Amended and Restated Bylaws of the Company provides that the Company shall indemnify certain agents of the Company against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Company to the maximum extent permitted by the California General Corporation Law. Agents covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     The Company has entered into separate indemnification agreements with its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act an is therefore unenforceable.



                     INFORMATION INCORPORATED BY REFERENCE


     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange
Commission:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and the quarter ending September 30, 1996 as filed with the Commissioner pursuant to the Securities Exchange Act of 1934, as amended ("Equal Exchange Act").

     b. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 29, 1995 (File No. 0-26948), filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                            SCOPUS TECHNOLOGY, INC.

                    REGISTRATION STATEMENT ON FORM S-8/S-3


                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and the quarter ending September 30, 1996 as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     b. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 29, 1995, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     c.   Consent of Auditors (Exhibit 23.1)

     d.   Consent of Counsel (Exhibit 5.1)


     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Restated Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          Not applicable.

ITEM 8.   INDEX TO EXHIBITS.

         Exhibit
         Number     Description of Document
         -------    -------------------------------------------------------------------------------------
           4.1      1991 Stock Option Plan, as amended, together with form of option agreement thereunder
           4.2      Form of Founder Option Agreement
           5.1      Opinion of Counsel as to legality of securities being registered
          23.1      Consent of Coopers & Lybrand L.L.P., Independent Accountants.
          23.2      Consent of Counsel (contained in Exhibit 5.1).
          24.1      Power of Attorney (see page 10)

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on November 19, 1996


                                    SCOPUS TECHNOLOGY, INC.


                                    By: /s/ Michele Axelson
                                        ___________________________________
                                        Michele Axelson
                                        Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ori Sasson and Michele Axelson, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                         Title                      Date
-----------------------------    ----------------------------     ----------------
/s/ Ori Sasson                   Director, Chairman and Chief     November 19, 1996
-----------------------------    Executive Officer (Principal
(Ori Sasson)                     Executive Officer)

/s/ Michele Axelson              Chief Financial Officer          November 19, 1996
-----------------------------    (Principal Financial and
(Michele Axelson)                Accounting Officer)


/s/ J. Michael Cline             Director                         November 19, 1996
-----------------------------
(J. Michael Cline)

/s/ Christopher R Gibbons        Director                         November 19, 1996
-----------------------------
(Christopher R. Gibbons)

/s/ Max Hopper                   Director                         November 19, 1996
-----------------------------
(Max Hopper)

/s/ Ronald A. Abelmann           Director                         November 19, 1996
-----------------------------
(Ronald A. Abelmann)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


   ------------------------------------------------------------------------

                                    EXHIBITS

   ------------------------------------------------------------------------


                     Registration Statement on Form S-8/S-3

                            SCOPUS TECHNOLOGY, INC.

                               INDEX TO EXHIBITS

                                                                      Sequentially
Exhibit                                                                 Numbered
Number                             Description                            Page
-------     ----------------------------------------------------      ------------
  4.1       1991 Stock Option Plan, as amended, together with
            form of option agreement thereunder

  4.2       Form of Founder Option Agreement

  5.1 Opinion of counsel as to legality of securities being registered

 23.1       Consent of Coopers & Lybrand L.L.P., Independent
            Accountants

 24.2(1)    Consent of Counsel

 25.1(2)    Power of Attorney

_____________________________
(1)  Contained in Exhibit 5.1.
(2)  See page 10